UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43,219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, Jeffrey H. Miro, a member of the Board of Directors (the ”Board”) of M/I Homes, Inc. (the “Company”) notified the Company of his intention to retire from the Board effective December 27, 2012.

On December 27, 2012, the Company announced that Michael P. Glimcher, Chairman of the Board of Trustees and Chief Executive Officer of Glimcher Realty Trust, has been elected to the Board effective as of January 1, 2013 to fill the vacancy created by Mr. Miro's retirement. Mr. Glimcher will serve until the 2013 Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Glimcher has not been appointed to serve on any committee of the Board at this time. There were no arrangements or understandings between Mr. Glimcher and any other persons, pursuant to which Mr. Glimcher was selected as a director. No information is required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Glimcher will receive the same compensation as the Company's other non-employee directors as described in the Company's proxy statement related to the 2012 Annual Meeting of Shareholders. A copy of the press release announcing Mr. Miro's retirement and Mr. Glimcher's election is attached hereto as Exhibit 99.1.

Also in connection with Mr. Miro's retirement, the Board has appointed Sharen Jester Turney, a current member of the Board, to the Company's Compensation Committee.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
99.1	Press release dated December 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Document
99.1	Press release dated December 27, 2012